Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A of our reports dated February 12, 2013 for Variable Insurance Products Fund: VIP Growth Portfolio; of our report dated February 13, 2013 for VIP High Income Portfolio; and of our report dated February 14, 2013 for VIP Equity-Income Portfolio and VIP Overseas Portfolio on the financial statements and financial highlights included in the December 31, 2012 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 15, 2013